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                                                      Exhibit 10.4

                                    GUARANTY
                                    --------


FLEET NATIONAL BANK Loan No. ___   Date: June 14, 1996
One Federal Street
Boston, Massachusetts  02211       BORROWER: Osorio and Watkin, D.M.D., P.C.
                                             and First New England Dental
                                             Centers, Inc.

ORIGINAL PRINCIPAL
AMOUNT: $5,000,000 Line of Credit

LOAN ARRANGEMENT Dated: June 14, 1996

        To induce Fleet National Bank (hereinafter "Lender" which term shall include its successors and assigns) to enter into the foregoing Loan Arrangement (which term shall include a certain $5,000,000 Revolving Line of Credit Loan Agreement and a $5,000,000 Revolving Line of Credit Note, both of even date herewith) with the above-named Borrower (hereinafter called the "Borrower") and in consideration thereof and of any loans, advances or financial accommodations heretofore or hereafter granted by Lender to or for the account of Borrower thereunder, the undersigned Guarantor guarantees the payment to Lender of the amount of $3,000,000 which is, or in the future may be, due under the Loan Arrangement. Notwithstanding the foregoing, at such time as availability under the $5,000,000 Revolving Line of Credit Loan Agreement has been increased pursuant to section 3(a) of said Agreement, the amount guaranteed hereunder shall float and shall be equal to the lesser of $3,000,000 or the amount by which the amount outstanding under the Loan Arrangement exceeds the Security Value of Accounts Receivable (as defined in Section 4(m) of the $5,000,000 Revolving Line of Credit Agreement.

        Guarantor will further covenant to maintain unpledged Liquid Assets (Cash and Marketable Securities) with a minimum market value of $7,000,000 as determined by the quarterly submission of a personal financial statement and/or other documentation acceptable to the Guarantor and Lender.

        The Guarantor also agrees: to indemnify and hold Lender harmless against all obligations, demands and liabilities, by whomsoever asserted, and against all losses in any way suffered, incurred or paid by Lender as a result of or in any way arising out of, or following, or consequential to transactions with the Borrower under said Loan Arrangement; that this Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which the parties thereto may hereafter agree, nor by any modification, release or other alteration of any of the obligations hereby guaranteed or of any security therefor, nor by any agreements or arrangements whatever with Borrower or anyone else; that the liability of each Guarantor hereunder is direct and unconditional and may be enforced without


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requiring Lender first to resort to any other right, remedy or security; that no
Guarantor shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for the debts and obligations of Borrower to Lender, unless and until all of said debts and obligations have been paid in full; that if there is more than one Guarantor, the liability of the Guarantor hereunder shall be joint and several; that if Borrower or any Guarantor shall at any time become insolvent or make a general assignment, or if a petition in bankruptcy or any insolvency or reorganization proceedings shall be filed or commenced by, against or in respect of Borrower or any Guarantor, any and all obligations of each Guarantor shall, at Lender's option, forthwith become due and payable without notice; that the books and records of Lender showing the account between Lender and Borrower shall be admissible in any action or proceeding, shall be binding upon the Guarantor for the purpose of establishing the items therein set forth and shall constitute prima facie proof thereof; that this Guaranty is, as to each Guarantor, a continuing Guaranty which shall remain effective during the initial term and each renewal term of the foregoing Loan Arrangement; and that the death of any Guarantor shall not affect the termination of this Guaranty as to such deceased or as to any other Guarantor; that nothing shall discharge or satisfy the liability of any Guarantor hereunder except the full payment and performance of all of Borrower's debts and obligations to Lender with interest including without limitation any ongoing obligations which survive the payment or other termination of the primary debt and the discharge or other disposition of any mortgage or security interest or of the Collateral thereunder; that any and all present and future debts and obligations of Borrower to each Guarantor are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future debts and obligations of Borrower to Lender; that all sums at any time to the credit of the Guarantor and any of the property of the Guarantor at any time in Lender's possession may be held by Lender as security for any and all obligations of such Guarantor to Lender hereunder; and that the Guarantor shall be liable to Lender for all expenses which Lender may incur in enforcement of Lender's rights hereunder, including, without limitation, reasonable attorneys' fees and expenses.

        The Guarantor waives notice of acceptance hereof; the right to a jury trial in any action hereunder; presentment and protest of any instrument, and notice thereof; notice of default; and all other notices to which such Guarantor might otherwise be entitled.

        This Guaranty, all acts and transactions hereunder, and the rights and obligations of the parties hereto shall be governed, construed and interpreted according to the laws of the Commonwealth of Massachusetts, shall be binding upon the heirs, executors,

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administrators, successors and assigns of each Guarantor and shall enure to the benefit of Lender, its successors and assigns.

WITNESS:                                     GUARANTOR:

/s/ Illegible                                By: /s/ John R. Lakian
-------------------------------                 ----------------------------
                                                John R. Lakian




STATE OF MA         )
                    )  ss.
COUNTY OF Suffolk   )


        The foregoing instrument was acknowledged before me this 14 day of June, 1996, by John R. Lakian as his free act and deed.

                                              /s/ Joshua J. Vernaglia
                                             ---------------------------------
                                             Notary Public
                                             My Commission Expires: June 1, 2001




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